UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 27, 2009

POWER MEDICAL INTERVENTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33770	23-3011410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Cabot Boulevard, Langhorne, Pennsylvania		19047
(Address of Principal Executive Offices)		(Zip Code)

(267) 775-8100

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.                                          Other Events.

On March 2, 2009, Power Medical Interventions, Inc., a Delaware corporation (“PMI”), issued a press release announcing the receipt of a $2.5 million payment from Intuitive Surgical, Inc. (“Intuitive”), made on February 27, 2009 in connection with the License and Development Agreement, dated as of September 9, 2008, for the joint development of a surgical stapling device which will attach to Intuitive’s da Vinci® Surgical System and utilize PMI’s patented surgical stapling technology.  The payment is related to a novel surgical stapling device that is being jointly developed by PMI and Intuitive.

A copy of PMI’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

99.1	Press release issued by Power Medical Interventions, Inc., dated March 2, 2009, titled “Power Medical Interventions, Inc. Receives $2.5M Payment from Intuitive Surgical, Inc.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POWER MEDICAL INTERVENTIONS, INC.

Dated: March 2, 2009	By:	/s/ Brian M. Posner
Name: Brian M. Posner
Title: Chief Financial Officer